                                                                Exhibit 23

    EXHIBIT D

    INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 33-53709 on Form S-3, Registration Statement No. 33-36735 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-59389 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-59475 on Form S-8, and Registration Statement No. 333-16555 on Form S-8 of our reports dated January 27, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1996.



                                                     DELOITTE & TOUCHE LLP
                                                     Stamford, Connecticut
                                                     March 14, 1997